SLM Student Loan Trust 2004-7 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$1,360,411,159.05	$(104,527,677.60)	$1,255,883,481.45
	ii	Interest to be Capitalized	15,048,838.80		15,689,000.01

	iii	Total Pool	$1,375,459,997.85		$1,271,572,481.46

	iv	Specified Reserve Account Balance	3,438,649.99		3,178,931.20
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$1,380,898,647.84		$1,276,751,412.66

B	i	Weighted Average Coupon (WAC)	3.213%		3.200%
	ii	Weighted Average Remaining Term	122.72		121.22
	iii	Number of Loans	386,716		364,614
	iv	Number of Borrowers	207,020		195,717
	v	Aggregate Outstanding Principal Balance - T-Bill	$20,526,556.65		$18,450,993.61
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,354,933,441.20		$1,253,121,487.85

						% of		% of
C	Notes			Spread	Balance 1/25/05	O/S Securities	Balance 4/25/05	O/S Securities

	i	A-1 Notes	78442GMF0	-0.010%	$200,718,306.69	14.489%	$94,202,152.49	7.367%
	ii	A-2 Notes	78442GMG8	0.030%	438,000,000.00	31.618%	438,000,000.00	34.252%
	iii	A-3 Notes	78442GMH6	0.090%	260,000,000.00	18.769%	260,000,000.00	20.332%
	iv	A-4 Notes	78442GMJ2	0.150%	285,000,000.00	20.573%	285,000,000.00	22.287%
	v	A-5 Notes	78442GMK9	0.170%	156,273,000.00	11.281%	156,273,000.00	12.221%
	vi	B Notes	78442GML7	0.360%	45,287,000.00	3.269%	45,287,000.00	3.541%

	vii	Total Notes			$1,385,278,306.69	100.000%	$1,278,762,152.49	100.000%

D	Reserve Account		1/25/2005	4/25/2005

	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,438,649.99	$3,178,931.20
	iv	Reserve Account Floor Balance ($)	$1,500,060.00	$1,500,060.00
	v	Current Reserve Acct Balance ($)	$3,438,649.99	$3,178,931.20

E	Capitalized Interest Account		1/25/2005	4/25/2005

	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

F	Asset/Liability		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$1,380,898,647.84	$1,276,751,412.66
	ii	Total Outstanding Balance Notes	$1,385,278,306.69	$1,278,762,152.49
	iii	Difference	$(4,379,658.85)	$(2,010,739.83)
	iv	Parity Ratio	0.99684	0.99843

II. 2004-7 Transactions from: 12/31/2004 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$99,092,409.68
	ii	Principal Collections from Guarantor	8,279,051.96
	iii	Principal Reimbursements	381,683.87
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$107,753,145.51

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$6,384.18
	ii	Capitalized Interest	(3,231,852.09)

	iii	Total Non-Cash Principal Activity	$(3,225,467.91)

C	Total Student Loan Principal Activity		$104,527,677.60

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,081,494.51
	ii	Interest Claims Received from Guarantors	143,447.29
	iii	Collection Fees/Returned Items	75,342.38
	iv	Late Fee Reimbursements	209,641.11
	v	Interest Reimbursements	50,650.15
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,344,642.44
	viii	Subsidy Payments	2,807,912.99

	ix	Total Interest Collections	$10,713,130.87

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(463.92)
	ii	Capitalized Interest	3,231,852.09

	iii	Total Non-Cash Interest Adjustments	$3,231,388.17

F	Total Student Loan Interest Activity		$13,944,519.04

G	Non-Reimbursable Losses During Collection Period		$300.49

H	Cumulative Non-Reimbursable Losses to Date		$536.12

III. 2004-7 Collection Account Activity 12/31/2004 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$22,732,545.90
	ii	Consolidation Principal Payments	84,638,915.74
	iii	Reimbursements by Seller	13,510.55
	iv	Borrower Benefits Reimbursements	12,591.44
	v	Reimbursements by Servicer	194.68
	vi	Re-purchased Principal	355,387.20

	vii	Total Principal Collections	$107,753,145.51

B	Interest Collections
	i	Interest Payments Received	$9,822,105.59
	ii	Consolidation Interest Payments	555,391.64
	iii	Reimbursements by Seller	162.02
	iv	Borrower Benefits Reimbursements	2,384.29
	v	Reimbursements by Servicer	42,700.24
	vi	Re-purchased Interest	5,403.60
	vii	Collection Fees/Return Items	75,342.38
	viii	Late Fees	209,641.11

	ix	Total Interest Collections	$10,713,130.87

C	Other Reimbursements		$20,845.00

D	Reserves in Excess of the Requirement		$259,718.79

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$434,817.67

H	Funds borrowed from previous distribution		$0.00

I	Return funds borrowed for previous distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$119,181,657.84

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,022,628.09)

K	NET AVAILABLE FUNDS		$117,159,029.75

L	Servicing Fees Due for Current Period		$971,865.61

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$991,865.61

IV. 2004-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	2.770%	2.770%	139,665	31,548	36.116%	8.652%	$541,819,051.66	$105,392,182.03	39.828%	8.392%

Grace
Current	2.770%	2.770%	34,442	124,286	8.906%	34.087%	117,018,475.04	487,597,921.72	8.602%	38.825%

TOTAL INTERIM	2.770%	2.770%	174,107	155,834	45.022%	42.739%	$658,837,526.70	$592,990,103.75	48.429%	47.217%
REPAYMENT
Active
Current	3.771%	3.744%	114,000	109,693	29.479%	30.085%	$427,096,509.73	$386,388,258.29	31.395%	30.766%
31-60 Days Delinquent	3.612%	3.611%	8,980	8,702	2.322%	2.387%	25,864,860.96	25,599,129.40	1.901%	2.038%
61-90 Days Delinquent	3.620%	3.522%	5,113	7,164	1.322%	1.965%	14,236,519.72	20,071,748.65	1.046%	1.598%
91-120 Days Delinquent	3.607%	3.459%	4,017	5,349	1.039%	1.467%	10,997,292.66	14,488,670.91	0.808%	1.154%
> 120 Days Delinquent	3.486%	3.489%	20,783	15,441	5.374%	4.235%	48,442,121.80	36,751,416.70	3.561%	2.926%

Deferment
Current	2.973%	2.940%	26,496	28,944	6.852%	7.938%	73,926,794.64	80,654,371.44	5.434%	6.422%

Forbearance
Current	3.592%	3.552%	31,336	30,442	8.103%	8.349%	96,471,888.41	91,718,300.09	7.091%	7.303%

TOTAL REPAYMENT	3.630%	3.586%	210,725	205,735	54.491%	56.425%	$697,035,987.92	$655,671,895.48	51.236%	52.207%
Claims in Process (1)	3.458%	3.502%	1,884	3,045	0.487%	0.835%	$4,537,644.43	$7,221,482.22	0.334%	0.575%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.213%	3.200%	386,716	364,614	100.000%	100.000%	$1,360,411,159.05	$1,255,883,481.45	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-7 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.003%	192,713	$545,723,396.71	43.453%
- GSL — Unsubsidized	2.978%	138,634	491,542,644.62	39.139%
- PLUS Loans	4.176%	33,072	217,997,178.10	17.358%
- SLS Loans	5.311%	195	620,262.02	0.049%

- Total	3.200%	364,614	$1,255,883,481.45	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.161%	257,636	$999,720,139.13	79.603%
- Two Year	3.330%	67,612	162,805,529.07	12.963%
- Technical	3.395%	39,365	93,357,157.25	7.434%
- Other	3.370%	1	656.00	0.000%

- Total	3.200%	364,614	$1,255,883,481.45	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-7 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$7,876,572.66
B	Interest Subsidy Payments Accrued During Collection Period		2,468,348.29
C	SAP Payments Accrued During Collection Period		4,643,595.40
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		434,817.67
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$15,423,334.02
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$525,000,000.00

	ii	Libor (Interpolated first period)	2.70000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.006725000	1/25/05 - 4/25/05	2.69000%

B	Class A-2 Interest Rate	0.006825000	1/25/05 - 4/25/05	2.73000%

C	Class A-3 Interest Rate	0.006975000	1/25/05 - 4/25/05	2.79000%

D	Class A-4 Interest Rate	0.007125000	1/25/05 - 4/25/05	2.85000%

E	Class A-5 Interest Rate	0.007175000	1/25/05 - 4/25/05	2.87000%

F	Class B Interest Rate	0.007650000	1/25/05 - 4/25/05	3.06000%

VIII. 2004-7 Inputs From Initial Period 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,360,411,159.05
	ii	Interest To Be Capitalized	15,048,838.80

	iii	Total Pool	$1,375,459,997.85
	iv	Specified Reserve Account Balance	3,438,649.99
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$1,380,898,647.84

B	Total Note and Certificate Factor		0.917670253
C	Total Note Balance		$1,385,278,306.69

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.617594790	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$200,718,306.69	$438,000,000.00	$260,000,000.00	$285,000,000.00	$156,273,000.00	$45,287,000.00

	iii	Note Principal Shortfall	$4,379,658.85	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,438,649.99
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$117,159,029.75	$117,159,029.75

B	Primary Servicing Fees-Current Month		$971,865.61	$116,187,164.14

C	Administration Fee		$20,000.00	$116,167,164.14

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$1,349,830.61	$114,817,333.53
	ii	Class A-2	$2,989,350.00	$111,827,983.53
	iii	Class A-3	$1,813,500.00	$110,014,483.53
	iv	Class A-4	$2,030,625.00	$107,983,858.53
	v	Class A-5	$1,121,258.78	$106,862,599.75
	vi	Class B	$346,445.55	$106,516,154.20

	vii	Total Noteholder's Interest Distribution	$9,651,009.94

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$106,516,154.20	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder's Principal Distribution	$106,516,154.20

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificateholder		$0.00	$0.00

X. 2004-7 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due	$1,349,830.61	$2,989,350.00	$1,813,500.00	$2,030,625.00	$1,121,258.78	$346,445.55
	ii	Quarterly Interest Paid	1,349,830.61	2,989,350.00	1,813,500.00	2,030,625.00	1,121,258.78	346,445.55

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$108,526,894.03	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	106,516,154.20	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$2,010,739.83	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amoun	$107,865,984.81	$2,989,350.00	$1,813,500.00	$2,030,625.00	$1,121,258.78	$346,445.55

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$1,385,278,306.69
	ii	Adjusted Pool Balance 3/31/05	1,276,751,412.66

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$108,526,894.03

	iv	Adjusted Pool Balance 12/31/04	$1,380,898,647.84
	v	Adjusted Pool Balance 3/31/05	1,276,751,412.66

	vi	Current Principal Due (iv-v)	$104,147,235.18
	vii	Prior Period Principal Shortfall	4,379,658.85

	viii	Principal Distribution Amount (vi + vii)	$108,526,894.03

	ix	Principal Distribution Amount Paid	$106,516,154.20

	x	Principal Shortfall (viii - ix)	$2,010,739.83

C		Total Principal Distribution	$106,516,154.20
D		Total Interest Distribution	9,651,009.94

E		Total Cash Distributions	$116,167,164.14

F	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GMF0	$200,718,306.69		$94,202,152.49
		A-1 Note Pool Factor		0.617594790	(0.327742013)	0.289852777

	ii	A-2 Note Balance	78442GMG8	$438,000,000.00		$438,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GMH6	$260,000,000.00		$260,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMJ2	$285,000,000.00		$285,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMK9	$156,273,000.00		$156,273,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GML7	$45,287,000.00		$45,287,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$3,438,649.99
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$3,438,649.99
	iv	Required Reserve Account Balance	$3,178,931.20

	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Waterfall	$259,718.79
	vii	Ending Reserve Account Balance	$3,178,931.20

XI. 2004-7 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	7/28/04 - 9/30/04

Beginning Student Loan Portfolio Balance			$1,360,411,159.05	$1,411,714,748.38	$1,454,574,291.65

	Student Loan Principal Activity
	i	Regular Principal Collections	$99,092,409.68	$52,968,583.17	$43,455,716.73
	ii	Principal Collections from Guarantor	8,279,051.96	1,138,822.36	227,773.56
	iii	Principal Reimbursements	381,683.87	439,656.48	346,812.84
	iv	Other System Adjustments	0.00	0.00	0.00

	v	Total Principal Collections	$107,753,145.51	$54,547,062.01	$44,030,303.13
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$6,384.18	$15,707.62	$18,847.56
	ii	Capitalized Interest	(3,231,852.09)	(3,259,180.30)	(1,189,607.42)

	iii	Total Non-Cash Principal Activity	$(3,225,467.91)	$(3,243,472.68)	$(1,170,759.86)

(-)	Total Student Loan Principal Activity		$104,527,677.60	$51,303,589.33	$42,859,543.27

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,081,494.51	$3,891,139.21	$3,059,077.71
	ii	Interest Claims Received from Guarantors	$143,447.29	$17,412.54	$1,924.57
	iii	Collection Fees/Returned Items	75,342.38	43,596.53	24,290.83
	iv	Late Fee Reimbursements	209,641.11	167,899.23	135,948.05
	v	Interest Reimbursements	50,650.15	13,268.44	4,631.39
	vi	Other System Adjustments	0.00	0.00	0.00
	vii	Special Allowance Payments	3,344,642.44	1,334,759.96	0.00
	viii	Subsidy Payments	2,807,912.99	2,075,965.34	0.00

	ix	Total Interest Collections	$10,713,130.87	$7,544,041.25	$3,225,872.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(463.92)	$(419.70)	$(1,099.62)
	ii	Capitalized Interest	3,231,852.09	3,259,180.30	1,189,607.42

	iii	Total Non-Cash Interest Adjustments	$3,231,388.17	$3,258,760.60	$1,188,507.80

	Total Student Loan Interest Activity		$13,944,519.04	$10,802,801.85	$4,414,380.35

(=)	Ending Student Loan Portfolio Balance		$1,255,883,481.45	$1,360,411,159.05	$1,411,714,748.38
(+)	Interest to be Capitalized		$15,689,000.01	$15,048,838.80	$14,088,932.22

(=)	TOTAL POOL		$1,271,572,481.46	$1,375,459,997.85	$1,425,803,680.60

(+)	Reserve Account Balance		$3,178,931.20	$3,438,649.99	$3,564,509.20

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$1,276,751,412.66	$1,380,898,647.84	$1,431,368,189.80

XII. 2004-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$1,425,803,681	16.17%
Jan-05	$1,375,459,998	13.40%
Apr-05	$1,271,572,481	17.13%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data